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                                                                Exhibit 2.16

                           PURCHASE AND SALE AGREEMENT


                               7980 NW 33rd Street
                                 Miami, Florida


1. PARTIES: Atlantic Bouquet Company, Limited, a Florida Limited Partnership, ("Seller") agrees to sell and convey to:

     A.  Atlas Flowers, Inc., d/b/a Golden Flowers, a Florida corporation,

     ("Purchaser") and Purchaser agrees to buy from Seller the Property (as defined in Section 2. below) for the consideration and upon and subject to the terms, provisions, and conditions set forth in this Purchase and Sale Agreement (the "Agreement").


2. PROPERTY: A tract of land situated in the City of Miami, Dade County, Florida, legally described in Exhibit A attached hereto and made a part
                                   ---------
     hereof located at 7980 NW 33rd Street, together with all buildings, improvements, and fixtures owned by the Seller and located on or attached to or used in conjunction with the Property; and all privileges and appurtenances specifically set forth herein and Seller's interest in any service, maintenance, management or other contracts relating to the ownership or operation of the Property, all equipment, appliances, goods and other personal property listed on the attached Exhibit B (the "Personal
                                                        ---------
     Property"), and Seller's interest in any freely assignable warranties or guaranties relating to the Property and Personal Property; all of the foregoing property being hereinafter collectively referred to as the "Property".



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3.     PURCHASE PRICE:

       A. Purchase Price $1,417,437 (the "Purchase Price') payable in U.S. dollars by Purchaser as follows:

          (a) Earnest Money: Simultaneously with the execution of this Agreement, Purchaser shall deposit the sum of $100,000 payable in the form of certified or cashier's check payable in the form of a certified or cashier's check made payable to the order of Bruce Jay Toland Trust Account ("Escrow Agent") (the "Earnest Money"), the receipt of which is hereby acknowledged. Earnest money shall be held by the Escrow Agent in an interest bearing account with the interest for the benefit of the Purchaser.

          (b) The balance of the Purchase Price, equal to the Purchase Price less Earnest Money (if the extent paid prior to Closing), plus or minus prorations, and closing adjustments, if any, made under this Agreement, is due at the closing of this transaction ("Closing") and shall be paid by Purchaser's certified check, Escrow Agent's Trust Account or cashier's check from a bank, made payable to the direct order of Seller or such other payee(s) as Seller may hereafter designate in writing. All checks shall be made payable directly to the order of the payee, as directed by the Seller; no checks may be endorsed. Third party checks are not acceptable. In lieu of accepting checks, Seller reserves the right to require Purchaser to pay the balance of the Purchase Price by wire transfer to a bank account designated by Seller.

       B. Cash Purchase:
          This is an all-cash sale and purchase and it is NOT contingent upon obtaining financing even though Purchaser may apply to a lending institution of Purchaser's choice for a mortgage loan. Purchaser understands and agrees that neither its receipt of a commitment from such a lending institution, its acceptance of such a commitment, nor its satisfaction or failure to satisfy any condition set forth in such a commitment, shall in any way be conditions to or excuse the performance of Purchaser's obligations under this Agreement.


3.5 INSPECTION/INSPECTION CONTINGENCY: Seller agrees to make the Property available to Purchaser for the period of September 7, 1999, to September 24, 1999, so that Purchaser may conduct any and all inspections without limitation including environmental and engineering studies and any other inspections in studies it may reasonably request (the "Inspection


7980 NW 33rd Street

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          Period"). In the event of an unsatisfactory inspection, as determined by Purchaser its sole discretion, Purchaser, by delivery Notice to Seller within two days of the termination of the Inspection Period, may declare this Agreement null and void, in which case Purchaser's Earnest Money, plus any interest, shall be refunded in full. In the event that Notice is not given by the Purchaser as provided for above, this contingency shall automatically expire and the Agreement shall remain in full force and effect. Upon delivery of Notice to Seller in accordance with the terms of this provision, neither party shall have any further obligation to the other regarding any matter related to or arising out of this Agreement.

3.6 ASSIGNMENT OF PARKING LEASE: In the event Seller is unable to obtain the consent of Sanford and Betty Susman (the "Landlord") to assign all of its rights and obligations in that certain land lease, dated June 1, 1988, for property located between 7980 and 8000 N.W. 33rd Street, Miami, Florida (the "Land Lease") to Purchaser, on or before the Closing Date, the Purchaser may declare this Agreement null and void, in which case Purchaser's Earnest Money, plus any interest, shall be refunded in full and neither party shall have any further obligation to the other regarding any matter related to or arising out of this Agreement. Upon receipt of Landlord's consent, Purchaser agrees to consent to the assignment of the Land Lease and to assume each and every obligation of Seller thereunder.

4. CLOSING: The Closing of the sale shall take place at the offices of Bruce Jay Toland, 801 Brickell Avenue, Suite 1501, Miami, Florida 33131 or at such other location as the parties may mutually agree in writing. The Closing Date (the "Closing Date") shall be on or before September 29, 1999, unless such date is changed in writing by Seller and Purchaser.

       A. At the Closing, Seller shall deliver to Purchaser, at Seller's sole cost and expense, the following:

          (1) A duly executed and acknowledged Warranty Deed (the "Deed") conveying good, marketable and insurable title in fee simple to all of the Property, free and clear of any and all liens, encumbrances, conditions, easements, assessments, reservations and restrictions, except for those set forth in the Title Policy and Exhibit C, referenced in paragraph 4.A.2 below.

          (2) A title commitment and, subsequent to Closing, an owner's policy of title insurance (the "Title Policy") issued by a title insurance company licensed to operate in the State of Florida and designated by Purchaser (the "Title Company") in the full amount of the Purchase Price insuring Purchaser's fee

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               simple title to the Property subject only to the Permitted Title
               Exceptions set forth and incorporated by this reference as Exhibit C, and the standard printed exceptions and additional exceptions contained in the usual form of Owner's Title Policy (issued at the minimum promulgated statutory rate). Following receipt of the Title Policy, Purchaser shall three (3) business days to examine and raise any objections (other than Permitted Title Exceptions and those standard printed exceptions and additional exceptions contained in the Title Policy) Thereafter, Seller shall have 120 days to cure such objections and monetary objections, such as liens, judgments and easements, but in no event shall be required to bring any legal action or an administrative proceeding to satisfy the terms of this provisions;

          (3)  A duly executed Bill of Sale conveying the Personal Property;


          (4) Certified resolutions of the board of directors of Seller authorizing all the transactions contemplated by this Agreement; and

          (5) All other documents that are reasonably necessary to close this transaction, or that are required by the Title Company in order to vest title to the Property in Purchaser subject to the Permitted Title Exceptions in form and substance reasonably satisfactory to Seller's counsel.

       B. At the Closing, Purchaser shall:

          (1) Pay the cash portion of the Purchase Price including prorations and adjustments, if any;

          (2) If Purchaser is a corporation or a limited liability company, deliver to Seller:

               (a) Certified resolutions of Purchaser's Board of Directors or members as applicable authorizing all the transactions contemplated by this Agreement, in form and substance acceptable to Seller;

               (b)  Intentionally Deleted.

               (c) Certificate of Good Standing for Purchaser from the Secretary of State or other appropriate governmental office of the state in which the Purchaser is organized and if Purchaser is organized in a state other than Florida, a certificate of authority to transact business from the Florida Secretary of State.



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          (3)  Intentionally deleted.

          (4) Execute all other documents reasonably necessary to close this transaction, in form and in substance reasonably satisfactory to Seller's counsel.

5. POSSESSION: The possession of the Property shall be delivered to Purchaser at Closing.

6.     SALES EXPENSES TO BE PAID IN CASH AT OR PRIOR TO CLOSING:

       A. SELLER'S EXPENSES: All costs of releasing and recording the release of any mortgage of Seller in the Property; title search fees, lien search fees; title premium for the Title Policy and endorsements at the minimum promulgated statutory rate; preparation of Deed; Documentary Stamp Taxes due on the Deed; Dade County Surtax; Real Estate Brokerage fees payable to Mohr Partners pursuant to the written agreement between Mohr Partners and Seller and other expenses stipulated to be paid by Seller under provisions of this Agreement. Both parties acknowledge that Mohr Partners may have an obligation to pay another broker to which neither parties hereto are obligated in any manner whatsoever or contractually liable for.

       B. PURCHASER'S EXPENSES: All recording costs of the Deed, any mortgage obtained by the Purchaser (the "Mortgage") and the collateral documents, expense of ALTA Mortgagee Title Policy and endorsements at the minimum promulgated statutory rate; the cost of documentary tax stamps on the Mortgage, intangibles tax on the Mortgage, and expenses stipulated to be paid by Purchaser under any other provisions of this Agreement.

7. PRORATIONS AND ADJUSTMENTS: The following shall be prorated and adjusted between Seller and Purchaser as of the time of Closing, as applicable, except as otherwise expressly provided herein:

       (a) Water, electricity, sewer, gas, telephone and other utility charges based, to extent practicable, on final meter readings and/or final invoices.

       (b) Intentionally Deleted.

       (c) General real estate taxes and assessments for the year of closing shall be prorated as of the time of Closing. If such bills are not available, then such taxes shall be prorated on the basis of the most recent tax bills. Following receipt of a bill for real estate taxes and assessments for the year of closing, the parties agree to again prorate the taxes to the extent the bill for the year of


7980 NW 33rd street


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           closing differs from the most recent tax bills. Any tax prorations will be calculated assuming the maximum discounts available for early payment.

       (d) Such other items that are customarily prorated in transactions of this nature shall be ratably prorated as of the time of Closing. Except as expressly provided herein, all prorations shall be final.

       (e) Intentionally deleted.

       (f) As of Closing, Purchaser shall be responsible for the transfer of accounts and establishment of all utility services to the Property to the name of Purchaser, including the making of any new utility deposits with the utility providers. Seller shall be entitled to receive a refund of utility service deposits, if any, covering the period prior to the Closing Date from Purchaser if such utility service deposits made by Seller are transferred to Purchaser by any utility providers; otherwise, Seller's entitlement to any utility service deposits shall be determined by the respective utility company.

8. SELLER'S TITLE FAILURE: If the status of title to the Property at Closing is not in accordance with the title provisions of Paragraph 4.A.1 or Seller is unable to cure those title objections in accordance with Paragraph 4.A.2, Purchaser may elect to accept such title as Seller conveys without a credit against the Purchase Price. If title is defective as set forth in the foregoing sentence, notwithstanding Seller's attempt to effectuate the requirements set forth in Paragraph 4.A.2, and Purchaser shall not elect to close, this Agreement shall be terminated and the sole remedy of Purchaser in the absence of Seller's fraud, shall be to cause the refund of the Earnest Money and accrued interest thereon, if any, to Purchaser. Seller shall not be required to bring any action or proceeding or to incur any expense to cure any unpermitted title defect, but the foregoing shall not permit Seller to refuse to pay off existing mortgages or judgment liens which are unpermitted title exceptions.

9.     DEFAULT:

       A. Unless otherwise provided for herein, if Purchaser fails to comply with the terms and conditions hereof, Seller may terminate this Agreement, in which event the Earnest Money, shall be due and payable to Seller as its sole liquidated damages. Purchaser shall be liable for payment of the Earnest Money if not previously paid. The parties agree that actual damages in the event of default are difficult to ascertain and further agree that the amount set forth as liquidated damages is a reasonable estimate of the damages to Seller in



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          the event of Purchaser's default. Such sum is intended to be liquidated damages, and not a penalty.

       B. If Seller defaults for any reason other than for a permitted title defect as provided for in Section 8 above, Purchaser shall have one of two options: (i) the right to receive back its Earnest Money deposit as liquidated damages; or (ii) the right to sue Seller for specific performance. Purchaser acknowledges and agrees that under no circumstances shall Seller be liable for Purchaser's damages, whether consequential, actual, punitive, special speculative, loss of profits or otherwise.

10. ESCROW: The Earnest Money is deposited with the Escrow Agent with the understanding that the Escrow Agent (a) does not assume or have any liability for performance or non-performance of any party and (b) has the right to require in writing from all signatories (i) a written release of liability of the Escrow Agent, except for gross negligence, willful misconduct or fraud and (ii) authorization to disburse the Earnest Money at Closing as such disbursement is provided for herein. At Closing, Earnest Money shall be applied to payment of the Purchase Price. Any refund or payment of the Earnest Money under this Agreement pursuant to a default shall be reduced by the amount of any actual expenses properly incurred by Escrow Agent arising out of the acceptance and distribution of funds pursuant to a determination as to which party is entitled to such funds. In the event there is a dispute between the parties regarding entitlement to such Earnest Money, the Escrow Agent shall as soon as reasonably practicable file an Interpleader action in the Circuit Court in Miami, Dade County. The parties shall reimburse the Escrow Agent for all reasonable fees and costs incurred by the Escrow Agent in the event of such dispute.

11. RIGHT TO CURE: Purchaser and Seller hereby agree that in the event either party (the "Non-Defaulting Party") notifies Escrow Agent that the other party (the "Defaulting Party") has breached this Agreement for any reason set forth in this Agreement, the Escrow Agent shall notify the Defaulting Party as to the same. Following receipt of such notification, the Defaulting Party shall have five (5) days to cure said default. In the event the Defaulting Party fails to cure said default within the time period designated above, the Escrow Agent is hereby authorized by Purchaser and Seller to remit the Earnest Money plus interest thereon less any Escrow Agent expenses to the Non-Defaulting Party. In the event the Defaulting Party disputes, in writing, the alleged default within five (5) days of receipt of notification of the default from the Escrow Agent, the Escrow Agent, shall not remit the Earnest Money to either party and shall as soon as reasonably practicable file an Interpleader action in the Circuit Court in Dade County. The parties shall reimburse the Escrow Agent for all reasonable fees and costs incurred by the

7980 NW 33rd street

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       Escrow Agent in the event of such dispute, including its attorney's fees, paralegal costs and appeals costs.

       Purchaser and Seller hereby agree to indemnify, save harmless and agree to defend Escrow Agent from and against any claims, demand, costs or damages (including reasonable attorney's fees) incurred by Escrow Agent and arising from or out of or with respect to Escrow Agent's complying with such demand by the Non-Defaulting Party.

12.    REPRESENTATION, WARRANTIES AND COVENANTS OF SELLER:

       A. Seller hereby represents and warrants to Purchaser as a condition to Purchaser's obligation to close the purchase of the Property such representation and warranties shall be true and correct in all material respects as of the Closing Date:

          (1) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby;

          (2) This Agreement when executed and delivered by Seller and Purchaser, will constitute the valid and binding agreement of Seller enforceable against Seller in accordance with its terms;

          (3) To Seller's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with any agreement or instrument to which Seller is a party or which Seller is bound;

          (4) Seller has not received any notice of any actions, suits, claims or other proceedings pending or, contemplated or threatened against the Property that could materially adversely affect Seller's ability to perform its obligations under this Agreement;

          (5) Seller has received no written notice of the commencement of any lawsuit against Seller for the damaging, taking or acquiring of all or any part of the Property, either temporarily or permanently, by condemnation or by exercise of the right of eminent domain; and





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          (6)  To the best of Seller's knowledge, there are no leases for the
               Property, which are currently in effect, and no one is legally entitled to possession of the Property.

          (7)  Intentionally Deleted.

          (8)  Intentionally Deleted.

       B. From the effective date of this Agreement until the Closing Date or earlier termination of this Agreement, Seller covenants to:

          (1) Advise Purchaser promptly of any litigation, arbitration, administrative hearing, or legislation before any governmental body or agency of which Seller is notified, in writing, concerning or affecting the Property which is instituted after the date hereof.

          (2) Not take or omit to take any action within its reasonable control that would have the effect of violating in any material respect any of the representations, warranties, covenants, and agreements of Seller contained in this Agreement.

          (3) Not enter into any new written or oral service agreement or other lease agreement with respect to the Property that will not be fully performed by Seller on or before Closing, or that may not be canceled by Purchaser, without liability, at Closing without the prior written consent of the Purchaser.

13.    REPRESENTATION, WARRANTIES AND COVENANTS OF PURCHASER:

       A. Purchaser represents, warrants and covenants to Seller as follows, as of the Closing Date:

          (1) Except as otherwise stated herein, Purchaser is purchasing the Property in its "AS IS, WHERE IS" condition with no warranties by Seller as to merchantability, suitability or fitness for any particular use, or otherwise, it being understood and agreed that Purchaser is relying solely on its own inspections, environmental and engineering studies and reports, economic and feasibility studies and examinations of the Property and Purchaser's own determination of the condition of the Property, and Purchaser has had substantial access to the Property and all documents and information related thereto for the purposes of such inspections, studies and examinations;

7980 NW 33rd street

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          (2)  Purchaser has had the opportunity to inspect the Property and perform its own inspections, environmental and engineering studies and reports.

          (3) Purchaser has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby;

          (4) This Agreement when executed and delivered by Purchaser and Seller, will constitute the valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms;

          (5) To Purchaser's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (i) any applicable provisions of law, (ii) any order of any court or government agency having jurisdiction over the Purchaser, or
               (iii) any agreement or instrument to which Purchaser is a party or which Purchaser is bound;

          (6) To the best of Purchaser's knowledge, there are no actions, suits, claims or other proceedings pending or, contemplated or threatened against Purchaser that could affect Purchaser's ability to perform its obligations under this Agreement;

          (7) Purchaser has sufficient funds available to consummate the Closing of the transaction described in this Agreement; and

          (8) Except for those representations, warranties and covenants set forth in Sections 4(a) and 12 above, Purchaser has received no written or oral representations or warranties regarding the Property.

       B. From the date of this Agreement, Purchaser covenants to Seller that, in addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Purchaser, Purchaser shall perform, execute, and deliver or cause to be performed, executed, and delivered at, prior to, or after the Closing, any and all further reasonable acts, deeds, and assurances as Seller or the Title Company may reasonably require in order to consummate the transactions contemplated herein and further effectuate the intent of this Agreement. This covenant shall survive the Closing.




7980 NW 33rd street
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14.  CONDEMNATION: If, prior to the Closing Date, any condemnation or eminent domain lawsuit is filed against any material portion of the Property (except for road widening), Purchaser may, at its option, terminate this Agreement by written notice to Seller within ten (10) days after Purchaser is advised of the filing of such lawsuit and the Earnest Money shall be refunded to Purchaser, or Purchaser shall have the right to proceed to consummate the purchase of the Property, in which event Purchaser may appear and defend any such condemnation proceedings, and any award in condemnation of the Property shall become the property of Purchaser and the Purchase Price shall not be reduced.

15. CONDITION OF AND DAMAGE TO PROPERTY. The Property shall be conveyed in its present condition and broom cleaned, ordinary wear and tear excepted. To the extent Seller has removed any personal property from the Property prior to Closing, Seller agrees to restore the Property to the condition in which it was in immediately prior to the removal, ordinary wear and tear excepted.

16. BROKER'S COMMISSION. Seller shall cause to be paid a broker's commission to Mohr Partners ("Broker"). Both parties acknowledge that Mohr Partners may have an obligation to pay another broker to which neither parties hereto are obligated in any manner whatsoever or contractually liable for. Each party hereto agrees to indemnify the other party and all those parties claiming through them from and against any claims by any other broker other than Mohr Partners and its authorized subagent with whom the indemnifying party may have dealt.

17. CONSULT YOUR ATTORNEY: THIS IS INTENDED TO BE A LEGALLY BINDING AGREEMENT. READ IT CAREFULLY. NO REPRESENTATION OR RECOMMENDATION IS MADE BY SELLER, BROKER OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION RELATING THERETO OTHER THAN AS EXPRESSLY SET FORTH HEREIN. THESE ARE QUESTIONS FOR YOUR ATTORNEY. CONSULT YOUR ATTORNEY BEFORE SIGNING. NEITHER THE SELLER, THE SELLER'S COUNSEL NOR THE BROKER HAS GIVEN OR WILL BE DEEMED TO HAVE GIVEN PURCHASER ANY LEGAL ADVICE.

18.  DISCLAIMER:

     A. SELLER HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED AS TO THE MERCHANTABILITY, QUANTITY, QUALITY, PHYSICAL CONDITION OR OPERATION OF THE PROPERTY, ZONING, THE SUITABILITY OR FITNESS


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          OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, IF ANY, FOR ANY SPECIFIC
          OR GENERAL USE OR PURPOSE, THE AVAILABILITY OF WATER, SEWER OR OTHER UTILITY SERVICE, OR ANY OTHER MATTER AFFECTING OR RELATING TO THE PROPERTY'S COMPLIANCE WITH ANY ENVIRONMENTAL LAWS. NEITHER PARTY IS RELYING ON ANY STATEMENT OR REPRESENTATIONS MADE BY THE OTHER NOT EMBODIED HEREIN. PURCHASER HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH WARRANTIES AND REPRESENTATIONS HAVE BEEN MADE, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT; THAT IT SHALL BE PURCHASER'S OBLIGATION TO OBTAIN AND PAY FOR ALL COMMITMENTS FOR WATER, SEWER AND OTHER UTILITIES AND TO PAY THE COMMITMENT, IMPACT, TAP IN OR OTHER FEES AND CHARGES THEREFORE, IF, ANY (NO SUCH FEES HAVE BEEN PAID BY SELLER). PURCHASER ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT FOR INSPECTION AND INVESTIGATION OF THE PROPERTY ARE ADEQUATE TO ENABLE PURCHASER TO MAKE PURCHASER'S OWN DETERMINATION WITH RESPECT TO MERCHANTABILITY, QUANTITY QUALITY, PHYSICAL CONDITION OR OPERATION OF THE PROPERTY, ZONING, SUITABILITY OR FITNESS OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, IF ANY, FOR ANY SPECIFIC OR GENERAL USE OR PURCHASE, THE AVAILABILITY OF WATER, SEWER OR OTHER UTILITY SERVICE, OR ANY OTHER MATTER AFFECTING OR RELATING TO THE PROPERTY, ITS DEVELOPMENT OR USE, INCLUDING WITHOUT LIMITATION, THE PROPERTY'S COMPLIANCE WITH ANY ENVIRONMENTAL LAWS. PURCHASER FURTHER ACKNOWLEDGES, AS OF THE CLOSING, IT WILL HAVE INSPECTED THE PROPERTY OR WILL HAVE CAUSED SUCH INSPECTION TO BE MADE AND WILL BE MADE AND WILL BE THOROUGHLY SATISFIED THEREWITH, AND AGREES TO TAKE THE PROPERTY IN ITS PHYSICAL CONDITION "AS-IS, WHERE IS, WITH ALL FAULTS" AS OF THE DATE OF CLOSING, SUBJECT TO THE EXPRESS CONDITIONS OF THIS AGREEMENT. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR ANY INFORMATION GIVEN BY ANYONE PERTAINING TO THE PROPERTY, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. IN PARTICULAR, BUT WITHOUT LIMITING THE FOREGOING, PURCHASER HEREBY RELEASES SELLER FROM ANY AND ALL RESPONSIBILITY, LIABILITY AND CLAIMS FOR OR ARISING OUT OF THE PRESENCE ON OR ABOUT THE PROPERTY (INCLUDING IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATER) OF MATERIALS, WASTES, OR SUBSTANCES THAT ARE OR BECOME


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          REGULATED UNDER OR THAT ARE OR BECOME CLASSIFIED AS TOXIC OR HAZARDOUS
          UNDER ANY ENVIRONMENTAL LAW, INCLUDING WITHOUT LIMITATION, PETROLEUM, OIL, GASOLINE, OR ANY OTHER PETROLEUM, BYPRODUCTS, OR WASTE. AS USED HEREIN, "ENVIRONMENTAL LAW" SHALL MEAN, AS AMENDED AND IN EFFECT FROM TIME TO TIME, ANY FEDERAL, STATE, OR LOCAL STATUTE, ORDINANCE, RULE, REGULATION, JUDICIAL DECISION, OR THE JUDGEMENT OR DECREE OF A GOVERNMENTAL AUTHORITY, ARBITRATOR OR OTHER PRIVATE ADJUDICATOR BY WHICH PURCHASE OR THE PROPERTY IS BOUND, PERTAINING TO THE
          ENVIRONMENT, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, AS AMENDED, HAZARDOUS MATERIALS TRANSPORTATION ACT AS AMENDED, THE RESOURCE CONSERVATION ACT AS AMENDED, THE CLEAN AIR ACT, AS AMENDED, AND THE STATUTES TOGETHER WITH THE RULES ADOPTED AND GUIDELINES PROMULGATED PURSUANT THERETO, AND ALL SIMILAR STATUTES TOGETHER WITH RULES ADOPTED AND GUIDELINES PROMULGATED PURSUANT TO THE FOREGOING.

     B. PURCHASER ACKNOWLEDGES THAT HAVING BEEN GIVEN A SUFFICIENT OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND FINANCIAL ANALYSIS OF THE REVENUE AND EXPENSES THAT MAY BE RECEIVED OR INCURRED IN ARRIVING AT ITS DECISION TO PURCHASE THE PROPERTY AND THAT PURCHASER IS PURCHASING THE PROPERTY IN ITS PRESENT CONDITION, "AS IS, WHERE IS", AND SELLER HAS NO OBLIGATION TO CONSTRUCT ANY IMPROVEMENTS THEREON, OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

     C. ANY FACTUAL INFORMATION SUCH AS PROPERTY DIMENSIONS, SQUARE FOOTAGE, OR SKETCHES SHOWN TO PURCHASER OR SET FORTH HEREIN ARE OR MAY BE APPROXIMATE AND PURCHASER REPRESENTS TO SELLER THAT THEY HAVE INSPECTED AND VERIFIED THE FACTS AND INFORMATION PRIOR TO THE EXECUTION OF THIS AGREEMENT. NO LIABILITY FOR ANY INACCURACIES, ERRORS OR OMISSIONS IS ASSUMED BY THE SELLER, SELLER'S COUNSEL, THE BROKER OR OTHER AGENTS.

     D.   INTENTIONALLY DELETED.



7980 NW 33rd Street

19. NOTICES: All notices, elections, consents, demands and communications (collectively called "Notices" or individually called "Notice") shall be in writing and delivered personally or by registered or certified mail return receipt requested, postage prepaid, express mail or overnight courier, or facsimile with confirmation received by sender, and, if sent to Purchaser, addressed to Purchaser at Purchaser's address and, if sent to the Seller, addressed to the Seller at Seller's address each stated on the signature page of this Agreement with a copy to the Broker whose address is stated on signature page of the Agreement. Copies of Notices shall be sent to the attorneys for the respective parties, at the following addresses:


            SELLER:                          1025 THOMAS JEFFERSON STREET

                                             SUITE 300 EAST

                                             WASHINGTON, DC

                                             ATTN: GENERAL COUNSEL


            PURCHASER:                       801 BRICKELL AVENUE

                                             SUITE 1501

                                             MIAMI, FL 33131

                                             ATTN: BRUCE JAY TOLAND, ESQUIRE

Either party may, by written notice to the other, change the address to which notices are to be sent. Unless otherwise provided herein, all notices shall be deemed given when personal delivery is effected or delivery is refused by the addressee or its agent.

20. NO RECORDING: Neither this Agreement nor any type of memorandum thereof shall be recorded with the office of the Register of Deeds, Public Records or with any other governmental agency, and any purported recordation or filing hereof by Purchaser shall constitute a default on the part of Purchaser.

21. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties as to the subject matter hereof and supersedes all prior understandings and agreements. There are no representations, agreements arrangements or understandings oral or written between the parties relating to the


7980 NW 33rd Street
     subject matter contained in this Agreement which is not fully expressed or referred to herein.

22. SUCCESSORS AND ASSIGNS: The provisions of this Agreement shall bind and inure to the benefit of Purchaser and Purchaser's heirs, legal representatives, successors and permitted assigns and shall bind and inure to the benefit of the Seller and its successors and assigns. This Agreement may not be assigned by Purchaser without prior written consent of Seller.

23. JOINT PURCHASERS: The term "Purchaser" shall be read as "Purchasers" if more than one person is the Purchaser of the Property, in which case their obligations shall be joint and several.

24. FURTHER ASSURANCES: Either party shall execute, acknowledge and deliver to the other party such instruments and take such other actions, in addition to the instruments and actions specifically provided for herein at any time and from time to time after execution of this Agreement whether before or after the Closing, as such other party may reasonably request in order to effectuate the provisions of this Agreement or to confirm or perfect any right to be created or transferred hereunder, provided that neither party shall be required to incur any material expense or additional liability in connection therewith.

25. SEVERABILITY: If any clause or provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction as against any person or under any circumstances, the remainder of this Agreement and the applicability of any such clause or provision to other persons or circumstances shall not be affected thereby. All other clauses or provisions of this Agreement, not found invalid or unenforceable shall be and remain valid and enforceable.

26.  TIME: Time is of the essence of this Agreement.

27. STRICT COMPLIANCE/WAIVER: Any failure by either party to insist upon strict performance by the other party of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof, irrespective of the number of violations or breaches that may occur, and each party, notwithstanding any such failure, shall have the right thereafter to insist upon strict performance by the other of any and all of the provisions of this Agreement.

28. GOVERNING LAW: The provisions of this Agreement and all questions with respect to the construction and enforcement thereof and the rights and liabilities of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.



7980 NW 33rd Street

29. ATTORNEYS FEES: A party to this Agreement who is the prevailing party in any legal proceeding against any other party brought under or with respect to this Agreement or the transaction contemplated hereby shall be additionally entitled to recover all costs and reasonable legal fees (including paralegal costs and appeal costs) from the non-prevailing party.

30. GENDER: A reference in this Agreement to any one gender, masculine, feminine or neuter, includes the other two, and the singular includes the plural, and vice versa, unless the context requires otherwise.

31. CERTAIN REFERENCES: The term "herein", "hereof" or "hereunder" or similar terms used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used. Unless otherwise stated, all references herein to paragraphs, subparagraphs or other provisions are references to paragraphs, subparagraphs or other provisions of this Agreement.

32. CAPTIONS: The captions in this Agreement are for convenience and reference only and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

33. NO ORAL CHANGES: This Agreement cannot be changed or any provision waived orally. ANY CHANGES OR ADDITIONAL PROVISIONS OR WAIVERS SHALL BE SET FORTH IN A RIDER ATTACHED HERETO OR IN A SEPARATE WRITTEN AGREEMENT SIGNED BY THE PARTIES.

34. EXHIBITS: All Exhibits described herein and attached hereto are incorporated herein by this reference for all purposes.

35. DATE OF PERFORMANCE: If any date for performance hereunder falls on a Saturday, Sunday or other day which is a holiday under Federal law or under the State law where the Property is located, the date for such performance shall be the next succeeding business day.

36. COUNTERPARTS: This Agreement may be executed in multiple counterparts all of which when taken together shall constitute one Agreement.

37. COUNTERPART FACSIMILE EXECUTION: For purposes of executing this Agreement, a document signed and transmitted by facsimile machine shall be treated as an original document. The signature of any party thereon shall be considered as an original signature, and the document transmitted shall be considered to have the same binding legal effect as an original signature on an original document. At the request of either party, any facsimile document shall be re-executed by both parties in original form. No party hereto may raise the use of


7980 NW 33rd Street
     a facsimile machine or the fact that any signature was transmitted through the use of a facsimile machine as a defense to the enforcement of this Agreement or any amendment executed in compliance with this paragraph. This paragraph does not supersede the requirements of the "Notices" paragraph.

38.  Intentionally Deleted.

39.  Intentionally Deleted.


40. RADON GAS:RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

41. IRREVOCABLE OFFER: Purchaser further acknowledges that this Agreement is executed and delivered by Purchaser pursuant to a real estate marketing plan executed on behalf of Seller. In consideration of the following: (a) preserving the integrity of the sales process and assuring that all offers are made in conformity therewith and in reliance thereon; (b) the monies spent by Seller to arrange for the sale; (c) the opportunity of the Purchaser to place an offer to purchase the Property; (d) the promise by the Seller to sell the Property to Purchaser if this Agreement is accepted by Seller as hereinafter provided and (e) for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged by Purchaser, including the mutual promises made by each party, this Agreement constitutes an offer to purchase by Purchaser in accordance with this Agreement which shall be deemed irrevocable until and cannot be revoked by Purchaser prior to 5:00 p.m. EST on the third business day after the date hereof, except as set forth in Section 3.5 above, and cannot be revoked at any time after being executed by Seller.

     Such offer to purchase shall not be deemed accepted by Seller until executed by Seller or Seller's duly authorized agent prior to revocation thereof. Notice from Seller or its duly authorized agent to accept or reject Purchaser's offer under this Paragraph may be given pursuant to the notice provision in Section 19. Failure of Seller or its duly authorized agent to notify Purchaser on or prior to the Irrevocable Deadline that Seller accepts or rejects Purchaser's offer shall not constitute acceptance or rejection by Seller of Purchaser's offer, but Purchaser's irrevocable offer shall thereafter become revocable. In the event Seller rejects this



7980 NW 33rd Street

     Offer, the Earnest Money shall be returned to Purchaser and the parties shall have no further obligation under this Agreement.

     IN WITNESS HEREOF, Purchaser and Seller agree that the Date of this Agreement shall be the date the Seller executes this Agreement.


        PURCHASER:



        Atlas Flowers, Inc., d/b/a Golden Flowers, a Florida Corporation


        BY: /s/ J. Ribero
           ------------------------------------------------------------
        For Gabriel Becerra under Power of Attorney

        ITS: President

        ATTEST: /s/ J. Ribero
               --------------------------------------------------------
               Jorge Ribero for Gabriel Becerra under Power of Attorney
               ---------------------------------------------------------
                      (Print Name)

        Purchaser's address:                               2750 N.W. 79th Avenue
                                                           Miami, Florida 33122
        Purchaser's phone:                                 (305) 599-0193
        Facsimile                                          (305) 477-0616
        Taxpayer ID number of Purchaser:
                                        ----------------------------------------

        Date Executed:
                                        ----------------------------------------
        Purchaser's attorney:                              Bruce Jay Toland
        Attorney's address:                                801 Brickell Avenue
                                                           Suite 1501


7980 NW 33rd Street

   This Instrument Was Prepared By:
   Bruce Jay Toland, Esq.
   BRUCE JAY TOLAND, P.A.
   801 Bricknell Avenue, Suite 1501
   Miami, Florida 33131

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS:

     That GABRIEL BECERRA, as President and Secretary of Atlas Flowers, Inc., d/b/a Golden Flowers, a Florida corporation, has made, constituted and appointed, and by these presents does make, constitute and appoint JORGE RIBERO, true and lawful attorney for him and in his name, place and stead with full power and authority to execute any and all documents for the closing of the purchase of the property located at 7980 N.W. 33rd Street, Miami, Florida 33122 (the "Property") and lease of the adjacent property, giving and granting unto said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that said attorney or his substitute shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the 27 day of September, 1999.

Sealed and delivered
in the presence of
                                          Atlas Flowers, Inc., d/b/a Golden
                                          Flowers, a Florida corporation

/s/ Victor Arras                          By: /s/ Gabriel Becerra
----------------------------                 ------------------------------
                                             Gabriel Becerra, President and
/s/ Martha Montalvo                          Secretary
----------------------------

STATE OF FLORIDA         )
                         )
COUNTY OF MIAMI-DADE     )

     I HEREBY CERTIFY that on this day before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared Gabriel Becerra, as President and Secretary of Atlas Flowers, Inc., d/b/a Golden Flowers, a Florida corporation, who is personally known to me or has produced ___________________ as identification and who did take an oath and be acknowledged before me that he executed the same.

     WITNESS my hand and official seal in the County and State last aforesaid this 27 day of September, 1999.

                                          [SIGNATURE]
                                          ------------------------------
                                          NOTARY PUBLIC


                                          (Printed Notary Signature)

                              OFFICIAL NOTARY SEAL
                                  LISEL MANSEN
                         NOTARY PUBLIC STATE OF FLORIDA
                            COMMISSION NO. CC520531
                         MY COMMISSION EXP. JAN. 6, 2000
     offer, the Earnest Money shall be returned to Purchaser and the parties shall have no further obligation under this Agreement.

     IN WITNESS HEREOF, Purchaser and Seller agree that the Date of this Agreement shall be the date the Seller executes this Agreement.



                   PURCHASER:



                   Atlas Flowers, Inc., d/b/a Golden Flowers, a Florida Corporation


                   BY:
                      -------------------------------------------------------
                       Gabriel Becerra

                   ITS: President

                   ATTEST:
                          ---------------------------------------------------

                          ---------------------------------------------------
                                   (Print Name)

                   Purchaser's address:                2750 N.W. 79th Avenue
                                                       Miami, Florida 33122

                   Purchaser's phone:                  (305) 599-0193
                   Facsimile                           (305) 477-0616

                   Taxpayer ID number of Purchaser:
                                                   --------------------------

                   Date Executed:
                                                   --------------------------
                   Purchaser's attorney:               Bruce Jay Toland

                   Attorney's address:                 801 Brickell Avenue
                                                       Suite 1501



7980 NW 33rd Street

                                                  Miami, Florida 33131

            Phone:                                 (305) 381-7999

            Fax:                                   (305) 373-5691

            SELLER:

            Atlantic Bouquet Company, Limited, a Florida Limited
            Partnership

            General Partners: Continental Farms Management, Inc.

            By: /s/ James Teper, President
               ----------------------------------
            Its:       President
                ---------------------------------


            Limited Partners: Continental Farms Limited

            By: /s/ James Teper, President
               ----------------------------------
            Its:       President
                ---------------------------------


            Seller's address:                      2020 NW 89th Place
                                                   Miami, Florida 33172

            ATTN:                                  W. Michael Kipphut

            Phone:                                 (305) 463-6226

            Fax:                                   (305) 463-6229

            Seller's attorney:                     Julie Waters
            ADDRESS:                               1025 Thomas Jefferson
                                                   Suite 300 East
                                                   Washington, D.C. 20007
            Phone:                                 (202) 295-6808
            Fax:                                   (202) 333-5794





7980 NW 33rd Street

                                                  Miami, Florida 33131

            Phone:                                 (305) 381-7999

            Fax:                                   (305) 373-5691

            SELLER:

            Atlantic Bouquet Company, Limited, a Florida Limited
            Partnership

            General Partners: Continental Farms Management, Inc.

            By; /s/ James Teper, President
               ------------------------------------
            Its: President
                -----------------------------------


            Limited Partners: Continental Farms Limited


            By: /s/ James Teper,
               ------------------------------------
            Its: President
                -----------------------------------


            Seller's address:                     2020 NW 89th Place

                                                  Miami, Florida 33172


            ATTN:                                 W. Michael Kipphut

            Phone:                                (305) 463-6226

            Fax:                                  (305) 463-6229


            Seller's attorney:                     Julie Waters
            ADDRESS:                               1025 Thomas Jefferson
                                                   Suite 300 East
                                                   Washington, D.C. 20007
            Phone:                                 (202) 295-6808
            Fax:                                   (202) 333-5794


7980 NW 33rd Street

                                                  Miami, Florida 33131

            Phone:                                (305) 381-7999

            Fax:                                  (305) 373-5691

            SELLER:

            Atlantic Bouquet Company, Limited, a Florida Limited
            Partnership

            General Partners: Continental Farms Management, Inc.

            By: /s/ James Teper, President
               -------------------------------------
            Its:          President
                ------------------------------------


            Limited Partners: Continental Farms Limited

            By: /s/ James Teper, President
               -------------------------------------
            Its:          President
                ------------------------------------


            Seller's address:                      2020 NW 89th Place

                                                   Miami, Florida 33172


            ATTN:                                  W. Michael Kipphut

            Phone:                                 (305) 463-6226

            Fax:                                   (305) 463-6229



            Seller's attorney:                     Julie Waters
            ADDRESS:                               1025 Thomas Jefferson
                                                   Suite 300 East
                                                   Washington, D.C. 20007
            Phone:                                 (202) 295-6808
            Fax:                                   (202) 333-5794





7980 NW 33rd Street

                                                 Miami, Florida 33131

            Phone:                                (305) 381-7999

            Fax:                                  (305) 373-5691

            SELLER:

            Atlantic Bouquet Company, Limited, a Florida Limited
            Partnership

            General Partners: Continental Farms Management, Inc.

            By:
               -------------------------------------
            Its:
                ------------------------------------


            Limited Partners: Continental Farms Limited

            By:
               -------------------------------------
            Its:
                ------------------------------------


            Seller's address:                      2020 NW 89th Place

                                                   Miami, Florida 33172

            ATTN:                                  W. Michael Kipphut

            Phone:                                 (305) 463-6226

            Fax:                                   (305) 463-6229

            Seller's attorney:                     Julie Waters
            ADDRESS:                               1025 Thomas Jefferson
                                                   Suite 300 East
                                                   Washington, D.C. 20007
            Phone:                                 (202) 295-6808
            Fax:                                   (202) 333-5794

7980 NW 33rd Street

DATE SELLER EXECUTES THIS AGREEMENT:         , 1999. ("Date of
                                    --------
Agreement")

BROKER:     Mohr Partners
            710 S. Howard Avenue
            Tampa, FL 33606

                                LIST OF EXHIBITS:

            Exhibit A      Legal Descriptions
            Exhibit B      Personal Property
            Exhibit C      Title Exceptions


7980 NW 33rd Street

                      Exhibit A - Real Property Description
                      -------------------------------------


Lots 3 and 4, Block 1, CASWELL SQUARE SECTION ONE according to the Plat thereof, as recorded in Plat Book 113 at page 57 of the Public Records of Miami-Dade County, Florida.





7980 NW 33rd Street

                                    Exhibit B


 . Cooler racks for approximately 30 pallet positions
 . Warehouse racks for approximately 30 pallet positions
 . 4 x 8-ft bulk preparation table
 . 2 rose stripper machines
 . 2 foot pedal staplers
 . 1 stem-cutter with electric motor
 . Bucket conveyor, approx. 110 ft. long
 . Table top chain conveyor, approx. 30 ft long
 . 4 x 8-ft maintenance table
 . 3 metal cabinets with misc. mechanical parts
 . Approx. 50 5-gallon plastic buckets
 . 5 office desks and 6 chairs
 . 16 cafeteria tables 2-6 x 5 ft. with 53 folding chairs
 . Water fountain
 . File cabinet
 . Approx. 20 fire extinguishers
 . Operating burglar alarm with control panel and keypad
 . Operating fire alarm with control panel and keypad
 . Fire extinguisher and emergency light system -- Exit lights, etc. . All illumination lamps, bulbs, and electrical switches and outlets . Humidifier system in the coolers and production room
 . Plastic curtains, two sets
 . All loading platforms to load trucks (2)
 . Loading lights (to light the trailers when loading)
 . Outside lights, and timer, over the ramp and outside the building

                     Exhibit C - Permitted Title Exceptions
                     --------------------------------------


Easements and Restrictions as set forth in Plat, filed in Plat Book 113, Page 57, of the Public Records of Dade County, Florida.


Unity of Title filed September 30, 1982, in Official Records Book 11572, Page 750, of the office aforesaid.


Declaration of Restrictions filed April 30, 1979, in Official Records Book 10377, Page 1504, of the office aforesaid.

Easement to Florida Power and Light Company, filed January 5, 1983, in Official Records Book 11659, Page 1097, of the office aforesaid.


Covenant Running with the Land filed December 2, 1976, in Official Records Book 13494, Page 1853, of the office aforesaid.



7980 NW 33rd Street

                        ASSIGNMENT, ASSUMPTION AGREEMENT
                        --------------------------------
                       AND SECOND AMENDMENT TO LAND LEASE
                       ----------------------------------


          This Assignment, Assumption and Second Amendment To Land Lease ("Agreement") made and entered into the __ day of September, 1999, by and between Atlantic Bouquet Company a/k/a Atlantic Bouquet Co. ("Lessee" and/or "Assignor"), Atlas Flowers, Inc. d/b/a Golden Flowers, a Florida corporation ("Assignee"), and Sanford Susman and Betty Susman ("Lessor"). Assignor/Lessee, Assignee and Lessor are sometimes hereinafter referred to individually as a "party" and or collectively as the "parties".

          WHEREAS, Lessor and Lessee have entered into a written land lease having an effective date of June 1, 1988, a true and correct copy of which is incorporated herein and attached hereto as Exhibit "A" ("Land Lease"), where the Lessor has leased to Lessee, and the Lessee has leased from Lessor certain unimproved real property consisting of approximately 46,720 square feet more or less located between 7980 and 8000 N.W 33rd Street, Miami, Miami-Dade County, Florida, as more particularly described in the attached Exhibit "B" (the "Premises"), and

         WHEREAS, Lessor and Lessee have executed a First Amendment to Land Lease dated March, 1990, a true and correct copy of which is incorporated herein and attached hereto as Exhibit "C" ("First Amendment"), and

         WHEREAS, the Land Lease and First Amendment, are hereinafter collectively referred to as the "Lease Documents", and

         WHEREAS, Assignor wishes to assign all of its right, title and interest in and to the Lease" Documents to Assignee and, Assignee wishes to accept such assignment and has agreed to assume each and every obligation set forth therein (the "Assignment"). Landlord hereby approves such Assignment and agrees to the following additional terms and conditions which shall become a part of the Lease Documents, as set forth herein,

         NOW, THEREFORE, for and in consideration of the representations and warranties set forth herein above, which shall be deemed an integral part of this Agreement and not merely as recitals thereto, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party to the other, the parties agree as follows:

         1. Assignment. Assignor hereby assigns to Assignee all of its right
            ----------
title and interest in and to the Lease Documents and Lessor hereby approve and accept same. Assignee hereby accepts such Assignment and agrees to be bound by the terms and conditions of such Lease Documents and has agreed to assume each and every obligation set forth therein.

         2. Estoppel Information. Assignor and Lessor hereby represent and
            --------------------
warrant that the current monthly rent under the Lease Documents payable to the Lessor is equal to One Thousand Five Hundred Sixty Three Dollars and 74/100 ($1,563.74) per month, payable on the first day of each month, which includes 6.5% sales tax (the "Rent"), that the Rent is paid in full through and including September 30, 1999, that there is no security deposit being held by Lessor for and on behalf of Lessee, that there is no advanced rent paid by Lessee or being held by Lessor, that the Lessee doesn't owe any monies to the Lessor, that the Lease Documents are in full force and effect, that the current term expires October 31, 2000 and, that the Lessee is not in default under the Lease Documents in any way whatsoever (see Estoppel Letter, a copy of which is incorporated herein and attached hereto as Exhibit "D").

         3. Additional Terms and Conditions. The following additional terms and
            -------------------------------
conditions shall modify the Lease Documents and are herein agreed to by and between the parties:

                  a. Term. The original term ran from June 1998 through October
                     ----
31, 1990, at 11:59 p.m. Additionally, the Land Lease contained the option to renew for three (3) consecutive terms of five (5) years each, the first renewal period commencing at 12:00 0'clock p.m. on October 31, 1990. The parties hereto acknowledge and agree that the first two (2) options have been exercised and there remains a third option to be exercised. The current expiration date of the term, including the current second option, is 11:59 p.m. on October 31, 2000. Lessor hereby grants Assignee, in addition to the current third option, the additional options to renew the Land Lease for three (3) additional consecutive terms of five (5) years.

                  b. Rental. On each anniversary date, October 31, the current
                     ------
monthly rent in the amount of $1,468.32, shall be increased by three (3%) percent. This rental increase is in place of any and all other rental increases which may be otherwise stated in the Lease Documents and, is not in addition to such other rental increases.

                  c. Water. If rain water flow from the Premises becomes an
                     -----
unreasonable hazard to the existing property bordering the western side of the Premises (which property is owned by the Lessor), then in such event, Lessee shall take whatever reasonable steps are necessary to correct such situation.

                  d. Use. The Premises shall be continuously used and occupied
                     ---
during the term (including all options) for no other purposes than as a storage lot and/or parking lot for vehicles. Lessor hereby represents and warrants that there are no individuals or entities other than Assignee with any right to use of the Premises (except FP&L in accordance with their rights of record).

                  e. Notices. All notices to Assignee shall be sent to Assignee
                     -------
 at the following address: Attention: Gabriel Becerra, Atlas Flowers, Inc. d/b/a Golden Flowers, 2750 N.W, 79th Avenue, Miami, Florida 33122, Telephone: (305) 599-0193 and Facsimile: (305) 477-0616, with a copy to Assignee's counsel, Bruce Jay Toland, Esq., Bruce Jay Toland, P.A., 801 Brickell Avenue, Suite 1501, Miami, Florida 33131, Telephone: (305) 381-7999 and Facsimile: (305) 373-5691.

                  f. Right of First Refusal To Purchase. Landlord hereby
                     ----------------------------------
acknowledges and agrees that the right of first refusal as set forth in Article VII on pages 18 and 19 of the Land Lease remains in full force and effect at all times during the term, including all renewal options, including the renewal options granted in this Agreement.

                  g. Parking for Lessor. Lessee hereby grants to Lessor the use
                     ------------------
of eight (8) parking spaces on the Premises for the remaining term of the Land Lease, the location to be designated by Lessee.




         4.  Conflict. If there exists any conflict between this Agreement and
             --------
             the Lease Documents, this Agreement shall control.


         5.  Ratification. The parties hereto hereby ratify and confirm all
             ------------
other terms and conditions of the Lease Documents which have not been modified by this Agreement.

         6.  Lessor Consent. Lessor hereby agrees and consents to the Assignment
             --------------
and all terms and conditions of this Agreement and hereby completely and fully releases Lessee from any further obligations related to or arising out of the Lease Documents as of the date acknowledged below.

         7.  Facsimile. This Agreement may be executed by facsimile signature
             ---------
and in any number of counterparts, which facsimile shall he considered an original and all counterparts shall be considered one document.

         8.  Attorney's Fees. If any party to this Agreement brings any
             ---------------
legal action or proceeding to enforce the terms and conditions hereof, then the prevailing party in such legal action or proceeding shall be entitled to recovery from the non-prevailing party of all its court costs, reasonable attorney's fees and related paralegal fees incurred, including all appeals.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                      Atlantic Bouquet Company, a/k/a Atlantic
                                      Bouquet Co., Assignor/Lessee


                                  By: /s/ L. James Teper, President
                                      -------------------------------
                                      L. James Teper President

                                        Atlas Flowers, Inc. d/b/a Golden
                                        Flowers, a Florida corporation, Assignee


                                     By:
                                        ------------------------------------
                                        Gabriel Becerra, President


                                     Accepted and Agreed to as of this ____ day of __________, 1999. Sanford Susman and Betty Susman, Lessor


                                     By:
                                        ------------------------------------
                                        Sanford Susman

                                     By:
                                        ------------------------------------
                                        Betty Susman